                                                                   Exhibit 10.43

CONFIDENTIAL



                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made this 18 day of October, 1995, by and between Griffith Consumers Company, a Delaware corporation (the "Corporation"), and Terrence P. Sullivan ("Employee").


                                    RECITALS:

     A. The Corporation and its wholly-owned subsidiary, Carl King, Inc. ("King"), are engaged in the business of buying and selling gasoline, fuel oil and petroleum products.

     B. Employee is a current employee of King and the Corporation desires that Employee serve as an employee of the Corporation and as a Vice President of King.

     C.    Employee has indicated his willingness to accept such employment.

     NOW, THEREFORE, in consideration of the mutual premises and covenants as hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

           1. EMPLOYMENT. The Corporation hereby agrees to employ Employee and Employee hereby agrees to accept employment with the Corporation and King in accordance with the terms and conditions set forth in this Agreement.

           2. TERM. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin as of the date hereof and continue for a period of three years. If this Agreement is terminated pursuant to Section 9, Employee shall only be entitled to receive those amounts expressly provided for in Section 9 and no other. At least 210 days prior to the end of the initial term and any renewal term, Employee shall deliver a notice to the Corporation requesting the Corporation to elect, at its sole option, either not to renew this Agreement or to extend this Agreement for an additional one year period. The Corporation shall make the election required by this Section 2 within 30 days after receiving such notice. If the Corporation fails to make the election required by this Section 2, the Corporation shall be deemed to have elected to renew this Agreement for an additional one year period. The initial term of this Agreement plus any renewal terms is hereinafter referred to as the "Employment Term." If the Employee fails to give the notice as required above, the Corporation shall have the right to renew or not renew the Agreement for an additional one year period.

           3.    COMPENSATION.

                 (a) SALARY. For all services rendered by Employee pursuant to this Agreement, the Corporation shall pay, or cause King to pay, to Employee an annual salary of $75,000 ("base salary"), payable in accordance with the Corporation's customary practices. The amount of the base salary shall be reviewed by the Compensation Committee of the Board of Directors of the Corporation and may be increased (but not decreased) at least once each year to insure that it is commensurate with the value of the services performed by Employee; PROVIDED, HOWEVER, that the amount of the base salary shall be increased each year by an amount not less than the increase in the Consumer Price Index, Urban Wage Earners and Clerical Workers, New York, New York, Northeastern New Jersey, all items (1967=100).

                 (b) BONUS. In addition to his base salary, Employee shall be entitled to participate in any bonus plan of King, to the extent provided for therein. Subject to the following sentence, Employee's bonus for each of the fiscal years ended June 30, 1996, 1997 and 1998 shall not be less than $20,000. If during the Employment Term Employee dies or his employment is terminated pursuant to Section 9(a),
Section 9(b)(i) or Section 9(b)(iii) hereof, the amount of the bonus for the fiscal year in which such event occurs shall be pro rated based on the number of full months (out of twelve months) that Employee was employed by the Corporation during such fiscal year (such prorated bonus shall be payable within 60 days after the end of such fiscal year). If Employee's employment is terminated pursuant to Section 9(b)(ii) hereof, Employee will not receive any portion of the bonus that he would have received for such fiscal year had this Agreement not been so terminated. In addition, Employee shall receive a bonus of $25,000, payable on or prior to seven days after the date of this Agreement.

                (c) EQUITY COMPENSATION. Employee will be eligible to participate in the Griffith Holdings, Inc. ("GHI") Executive Nonqualified Stock Option Plan (the "Equity Compensation Plan"). Employee shall be granted nonqualified stock options to purchase 5,000 shares of GHI Common Stock at an exercise price per share equal to $16.4905 per share, which options shall be granted pursuant to a Grant and Stock Option Agreement in the form attached hereto as EXHIBIT A.

                (d) OTHER. In addition to any other compensation paid to Employee pursuant to the provisions of this Agreement, the Corporation may (but shall not be obligated to) pay Employee additional compensation in an amount and manner and at such time as is determined within the sole discretion of the Corporation's Board of Directors or its Compensation Committee.

          4. DUTIES. Employee is engaged to perform services for and on behalf of: (i) the Corporation as an employee; and (ii) King as a Vice President, or such other executive position as the Board of Directors of the Corporation or King shall designate. Employee shall have such duties as may be assigned to him by the Corporation's Board of Directors or by any officer of the Corporation or King having supervision over his employment. Employee shall report directly to the President of King. Employee shall devote his full time, attention, energies and efforts to rendering services on behalf of the Corporation and King and their affiliates, and will not engage in any other outside employment (except personal investment for his own account (provided that investments in competing businesses shall be limited to five percent or less of the capital stock of public companies)) without the prior approval of the Board of Directors of the Corporation.

          5. WORKING FACILITIES. The Corporation, at its own cost, shall furnish, or cause King to furnish, Employee with office facilities, technical and secretarial personnel, supplies, equipment and other facilities and services appropriate to his position and adequate for the performance of his duties hereunder.

          6.    EXPENSES.  In addition to the compensation provided for under
Section 3 hereof, the Corporation agrees to pay, or cause King to pay, for (or to reimburse Employee for) all reasonable business, travel and entertainment expenses incurred by Employee in pursuance of his duties hereunder. Employee shall furnish King with a monthly statement and a description of the nature of the business purpose of each expense for which he seeks reimbursement.

          7. VACATION. At such reasonable time as the Corporation shall in its discretion permit, Employees shall be entitled without loss of pay to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; PROVIDED
THAT:

                (a) Such paid vacation shall consist of no more than the number of working days per year as are then customary for employees of King. Unused vacation days may be carried forward from one year to the next to the extent permitted by King's then current policy.

                (b) Upon the termination or nonrenewal of this Agreement, Employee shall be entitled to receive compensation for all earned but unused vacation days to the extent permitted by King's then current policy.

                (c) In addition to the aforesaid paid vacations, Employee shall be entitled (i) to all paid holidays and sick leave given by King to its senior management and (ii) without loss of pay to absent himself voluntarily from the performance of his employment with the Corporation and King for such additional periods of time and for such valid and legitimate reasons as the Board of Directors of the Corporation in its discretion may determine.

          8. OTHER BENEFITS. During the Employment Term, Employee shall be entitled to participate in any and all group insurance, medical benefit, disability insurance, pension, profit sharing or other employee benefit plans made generally available to employees of King.

          9. TERMINATION. This Agreement may be terminated in the following manner:

                (a) This Agreement may be terminated upon 60 days' written notice given by Employee to the Corporation, and shall terminate immediately upon the death of Employee. If this Agreement is terminated pursuant to this
Section 9(a), Employee shall only be entitled to receive any salary accrued through such date and any bonus to which he is entitled pursuant to Section 3(b) of this Agreement.

                (b) This Agreement shall be terminable at the option of the Corporation (i) upon 30 days' prior written notice if, because of injury, illness or other incapacity, whether physical or mental, Employee becomes unable to perform all or substantially all of his duties hereunder on a full-time basis for a period of three consecutive months or more, (ii) immediately upon written notice to Employee in the event of (A) willful failure by Employee to substantially and materially perform his duties hereunder (other than any such failure resulting from Employee's exercise of business judgment or incapacity due to physical or mental illness), which failure is not cured by Employee within 30 days after a written demand for material and substantial performance is delivered to Employee by the Board of Directors of the Corporation which specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties, or (B) willful engaging by Employee in misconduct materially and demonstrably injurious to the Corporation or King, or (C) the conviction of Employee of any criminal or fraudulent act (other than minor traffic violations), or (iii) upon 30 days' prior written notice without cause. In the event that the Corporation terminates this Agreement pursuant to either clause (i) or (iii) above, the Corporation shall continue to pay Employee his then current base salary and the benefits to which he is entitled pursuant to
Section 8 of this Agreement for twelve months from the date of such termination notice, and any bonus to which he is entitled pursuant to Section 3(b) of this Agreement.

                (c) Employee agrees that upon termination of this Agreement he shall resign from all directorships, offices and other positions with the Corporation and its subsidiaries and affiliates.

          10.   NON-COMPETITION.

                (a) During the Employment Term of this Agreement (including any renewals thereof) Employee agrees that he shall comply with the terms of the Noncompetition Covenant set forth on EXHIBIT B hereto (the "Noncompetition Covenant") and the Nonsolicitation Covenant set forth on EXHIBIT C hereto (the "Nonsolicitation Covenant").

                (b) In the event this Agreement is terminated by the Corporation pursuant to Section 9(b)(i) or 9(b)(iii) hereof, Employee agrees
(i) during the time he is receiving his base salary and benefits pursuant to the last sentence of Section 9(b) of this Agreement, he will comply with the terms of the Noncompetition Covenant, and (ii) for a period of two years from the date of termination of this Agreement, he will comply with the terms of the Nonsolicitation Covenant.

                (c) In the event this Agreement is terminated by the Corporation pursuant to Section 9(b)(ii) hereof or is terminated by Employee pursuant to Section 9(a) hereof, Employee agrees that for a period of two years from the date of termination of this Agreement, he will comply with the terms of the Nonsolicitation Covenant.

                (d)    In the event this Agreement is not renewed pursuant to
Section 2 hereof, Employee agrees that for a period of two years following the last date on which this Agreement is effective he will comply with the terms of the Nonsolicitation Covenant.

          11. CONFIDENTIALITY. Employee shall not, at any time during the term of this Agreement or thereafter, whether or not in the employ of the Corporation, its affiliates or their successors, communicate or divulge to, or use for the benefit of, any person, firm, corporation or association, any of the trade secrets, confidential business information or data used by the

Corporation, its affiliates and/or any related corporation in its business and communicated to or acquired by Employee while in the employment of the Corporation or its affiliates; PROVIDED that this Section shall not be violated by the communication or use by Employee of information which has become publicly known without any breach by Employee of his obligations under this Section 11. Employee agrees that any and all files, working papers, tapes, documents, memoranda or other materials used or prepared by him in the course of his employment shall be and remain the sole property of the Corporation. Upon termination of employment, Employee shall not, without the written consent of the Board of Directors of the Corporation, remove any originals or copies of any files, working papers, tapes, documents, memoranda or other materials of the Corporation or its affiliates, and shall turn over to the Corporation all such materials which are in his possession, custody or control.

          12. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by registered or certified mail, return receipt requested, with first class postage prepaid and addressed (i) to Employee, at his residence, and (ii) to the Corporation, at 2510 Schuster Drive, Cheverly, Maryland 20781, Attention: Howard B. Schlossberg. Any notice which is required to be made within a stated period of time shall be deemed timely if made before midnight of the last day of such period.

          13. ALTERATION OR AMENDMENT. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions had been omitted.

          14. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Delaware regardless of applicable conflict of laws rules or the fact that either or both of the parties now is or may become a resident of a different state or country.

          15. BENEFIT AND BURDEN. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and personal representatives. This Agreement shall not be assignable by Employee, but may be assigned by the Corporation.

          16. AUTHORITY. The person executing this Agreement on behalf of the Corporation hereby certifies that he or she has full power and authority to execute and deliver this Agreement on behalf of the Corporation.

          17. ENTIRE AGREEMENT. This document contains the entire agreement between the parties. No statement, promises or inducements made by any party hereto, or agent of either party hereto, which is not contained in this written contract, shall be valid or binding; and this contract may not be enlarged, modified or altered except in writing and signed by all the parties.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by its duly authorized officer and Employee has executed this Agreement on the date and year first above written.



Attest:                                GRIFFITH CONSUMERS COMPANY



/s/ Raymond R. McKenzie                 By: /s/ Howard Schlossberg
- ---------------------------               -----------------------------
                                            President


Witness:                               EMPLOYEE



/s/ Bruce King                            /s/ Terrence P. Sullivan
- ---------------------------              ------------------------------
                                          Terrence P. Sullivan

                                    EXHIBIT A
                         GRANT AND STOCK OPTION AGREEMENT

                                     FORM OF
                            GRIFFITH HOLDINGS, INC.
                   EXECUTIVE NONQUALIFIED STOCK OPTION PLAN


        GRANT OF NONQUALIFIED STOCK OPTIONS AND STOCK OPTION AGREEMENT

Date of Grant:  October 18, 1995


     THIS GRANT AND AGREEMENT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Griffith Holdings, Inc. (the "Company") to Terrence P. Sullivan (the "Optionee"), who is an employee or officer of the Company or a subsidiary of the Company.

     WHEREAS, the Board of Directors of the Company (the "Board") on
December 15, 1994 adopted, with subsequent stockholder approval, the Griffith Holdings, Inc. Executive Nonqualified Stock Option Plan (the "Plan");

     WHEREAS, the Plan provides for the granting by the Company's Option Committee (the "Committee") to executive officers and other key employees of the Company or its subsidiaries of nonqualified options to purchase shares of the common stock of the Company (the "Common Stock"), in accordance with the terms and provisions thereof; and

     WHEREAS, the Committee considers the Optionee to be a person who is eligible for a grant of nonqualified stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the nonqualified stock options documented herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   GRANT OF OPTIONS.

     Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Optionee, as of the Date of Grant, options to purchase up to 5,000 shares of Common Stock at an exercise price of $16.4905 per share, the fair market value per share of Common Stock on the Date of Grant. Such Options are hereinafter referred to as the "Options" and the shares of Common Stock purchasable upon exercise of the Options are hereinafter sometimes referred to as the "Option Shares." The Options are not intended by the parties hereto to qualify as incentive stock options (as such term is defined under section 422 of the Internal Revenue Code of 1986).

     2.   DATE OF OPTIONS BECOME EXERCISABLE.

     Subject to such further limitations as are provided herein, the Options shall become exercisable in three (3) installments, the Optionee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Options, on and after the following dates, in cumulative fashion;

          (a) on and after the first anniversary of the Date of Grant, up to one-third (ignoring fractional shares) of the total number of Option Shares;

          (b) on and after the second anniversary of the Date of Grant, up to an additional one-third (ignoring fractional shares) of the total number of Option Shares; and

          (c) on and after the third anniversary of the Date of Grant, the remaining Option Shares.

     3.   TERMINATION OF OPTIONS.

     Subject to Section 14 hereof:

          (a) the termination date of all Options granted herein shall be determined in accordance with this Section 3, except where an earlier termination date is specified elsewhere in this Agreement or in the Plan;

          (b) any Options that have not become exercisable on the date of the Optionee's termination of employment shall terminate and be null and void as of the date of such termination of employment;

          (c) the Options and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised or otherwise terminated pursuant to the Plan, shall terminate and become null and void upon the tenth anniversary of the Date of Grant (the "Option Term");

          (d) if the Optionee's employment with the employer is terminated pursuant to Section 9(b)(ii) of the Employment Agreement dated the date hereof between the Optionee and the Company (the "Employment Agreement"), all Options (whether or not then exercisable) shall expire immediately on the date of termination;

          (e) if the Optionee's employment terminates by reason of disability or death, the Options may be exercised during the 180-day period immediately following the date of such termination, but only to the extent that the Options were outstanding and exercisable on the date of such termination. In no event, however, shall any such period extend beyond the Option Term;

           (f) if the Company terminates the Optionee's employment or fails to renew the Optionee's employment agreement, for reasons other than disability, death, or a termination pursuant to Section 9(b)(ii) of the Employment Agreement, the Options may be exercised during the 90-day period immediately following the date of such termination, but only to the extent that the Options were outstanding and exercisable on the date of such termination. In no event, however, shall any such period extend beyond the Option Term.

           (g) if the Optionee terminates employment voluntarily, the Options may be exercised during the 30-day period immediately following the date of such termination, but only to the extent that the Options were outstanding and exercisable on the date of such termination. In no event, however, shall any such period extend beyond the Option Term; and

           (h) in the event of the death of the Optionee, the Options may be exercised by the Optionee's legal representative(s) at any time during the 180-day period immediately following the date of death, but only to the extent that the Options would otherwise have been exercisable by the Optionee.

     4.    MANNER OF EXERCISE OF OPTIONS.

           (a) The Optionee may exercise the Options with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Options are to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

           (b) Full payment (in U.S. dollars) by the Optionee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Common Stock at their fair market value on the exercise date. The Committee shall have the right to require the Optionee to remit to the Company an additional amount sufficient to satisfy any federal, state, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for the Option Shares. Alternatively, the Committee may issue such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements.

           (c) The Optionee's right to exercise the Options granted pursuant to this Agreement is conditioned upon the Optionee's execution of an irrevocable proxy and voting agreement, in substantially the form attached to this Agreement, with respect to the Option Shares.

           (d) On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Common Stock or reacquired Common Stock, as the Company may elect) upon full payment for such Option Shares and the execution of the irrevocable proxy and voting agreement described in paragraph (c) of this Section. The obligation of the Company to deliver
Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Options or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Options or the issuance or purchase of Common Stock thereunder, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

           (e) If the Optionee fails to pay for any of the Option Shares specified in such notice, fails to execute an irrevocable proxy and voting agreement with respect to the Option Shares, or fails to accept delivery thereof, the Optionee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Options, provided that payment in full for the Option Shares to be purchased upon such exercise and an executed irrevocable proxy and voting agreement with respect to those Option Shares shall have been received by such date.

     5.    ADJUSTMENT OF AND CHANGES IN COMMON STOCK OF THE COMPANY.

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Committee shall make a proportionate adjustment to the number and kind of shares of Common Stock subject to the Options or to the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Options.

     6.    FAIR MARKET VALUE.

     As used herein, the "fair market value" of a share of stock shall be the fair market value determined by the Committee in such manner as it may reasonably deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

     7.    NO RIGHTS OF STOCKHOLDERS.

     Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any of the Option Shares, in whole or in part, prior to the date of exercise of the Options.

     8.    NON-TRANSFERABILITY OF OPTIONS.

     During the Optionee's lifetime, the Options hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Options shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Options be subject to attachment, execution or other similar process. In the event of
(a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Options, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the options by notice to the Optionee and it shall thereupon become null and void.

     9.    EMPLOYMENT NOT AFFECTED.

     Neither the granting of the Options nor their exercise shall be construed as granting to the Optionee any right with respect to continuance of employment with the Company or any of its subsidiaries. Except as may otherwise be limited by a written agreement between the Company or a subsidiary of the Company and the Optionee, the right of the Company or subsidiary to terminate at will the Optionee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company or subsidiary and acknowledged by the Optionee.

     10.   AMENDMENT OF OPTIONS.

     The Options may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Options; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

     11.   NOTICE.

     Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive office at 2510 Schuster Drive, Cheverly, Maryland 20781, and any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of the Company or its subsidiary. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

     12.   INCORPORATION OF PLAN BY REFERENCE.

     The Options are granted pursuant to the terms of the Plan, and the Options shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan an this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     13.   GOVERNING LAW.

     The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Delaware, except to the extent preempted by federal law, which shall to that extent govern.

     14.   CANCELLATION RIGHT.

     Notwithstanding anything to the contrary contained herein:

           (a) Upon termination of the Optionee's employment, then, subject to the limitation in paragraph (b) of this section, the Company shall have the right, but shall not be obligated, to cancel all or part of the Stock Options otherwise exercisable by the Optionee at any time prior to the exercise thereof by the Optionee. If the Company exercises such cancellation right, it shall pay to the Optionee the excess (less any required withholding for taxes), if any, of the fair market value, determined as of the date of the cancellation, of the Common Stock subject to such cancelled Stock Options over the product of the option price of such cancelled Stock Options and the number of shares of Common Stock subject to such Stock Options. The Optionee may not transfer or assign the right to such payment upon cancellation.

           (b) Notwithstanding the provisions of paragraph (a) of this section, if the exercise by the Company of the cancellation right set forth in paragraph (a) would cause the Optionee to violate the provisions of Section 16(b) of the '34 Act, the cancellation right shall not apply until the first day that the exercise of such right would not result in a violation of Section 16(b) of the '34 Act.

     15.   RIGHTS OF FIRST REFUSAL.

     The Option Shares shall be subject to the rights of first refusal set forth in the Plan.


     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant of Nonqualified Stock Options and Stock Option Agreement and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.


                                                  GRIFFITH HOLDINGS, INC.



                                                  By:  /s/ Michael Shein
                                                       ----------------------
                                                  Title: Vice President
                                                         --------------------


ACCEPTED AND AGREED TO:

By:  /s/ Terrence P. Sullivan
     ------------------------
     Optionee

By:  /s/ Maureen M. Sullivan
     ------------------------
     Optionee's Spouse

                                    EXHIBIT B

                             NONCOMPETITION COVENANT

     Employee agrees that he will not enter into, be engaged or interested in, as a stockholder, officer, agent, employee, consultant or otherwise, any business or undertaking which may compete in any manner with that of the Corporation, its affiliates or their successors within any county where any of the Corporation, its affiliates, or their successors is doing business, or has made definite plans for and has taken steps preparatory to doing business; PROVIDED, THAT Employee's ownership of five percent or less of the capital stock of a public company that competes with the Corporation shall not be prohibited by this Covenant.

                                    EXHIBIT C

                            NONSOLICITATION COVENANT

     Employee agrees that he will not (i) call upon any person who is, at that time, an employee of the Corporation, any of its affiliates or their successors in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Corporation, any of its affiliates or their successors, or (ii) solicit business from any person or entity which is at that time a customer of the Corporation, any of its affiliates or their successors. If Employee is no longer employed by the Corporation, the solicitation of residential heating oil customers of the Corporation by Employee's new employer through routine marketing activities shall not be prohibited by this Covenant; PROVIDED THAT confidential information of the Corporation is not being used in violation of Section 11 of this Agreement.


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